Page 1 of 11 September 20, 2016 Mr. Eric Aboaf Dear Eric: I am pleased to offer you employment with State Street Bank and Trust Company (together with its parent, State Street Corporation, and its or their direct and indirect subsidiaries “State Street” or the “Company”). This letter and its Appendix A contain a summary of the initial terms of your employment (the “Terms Summary”). I. General Terms. 1. Position Details. On a mutually-agreeable date not later than January 2, 2017 (the actual date your employment starts is referred to below as the “Start Date”), you will commence employment as an Executive Vice President, Finance. Subsequently, not later than April 1, 2017, State Street will appoint you to the position of Chief Financial Officer of State Street. You will report to State Street’s Chief Executive Officer, currently Joseph L. Hooley, and will be located at State Street Financial Center in Boston, Massachusetts. You agree to perform the duties of your position and such other duties as may reasonably be assigned to you from time to time by the Chief Executive Officer. You also agree that, while employed by State Street, you will devote your full working time, business judgment, skill and knowledge exclusively to the advancement of the business interests of State Street. 2. Base Compensation. State Street will pay you a base salary at the initial gross rate of $700,000 annually (such salary as adjusted from time to time, is referred to as the “Base Salary”), currently payable on a bi-weekly pay cycle. The bi- weekly pay cycle generally results in payment every other Friday. State Street may adjust the Base Salary and pay cycle from time to time. 3. Incentive Compensation Plan Participation. State Street’s approach to employee compensation is based on total compensation and pay-for-performance. Employees generally have the opportunity to earn some type of variable, discretionary incentive pay in addition to base compensation through State Street’s incentive compensation plans. Incentive compensation may be delivered in the form of immediate or deferred awards. Receipt of incentive compensation is subject to the terms and conditions of the applicable plan and deferred award documents approved by the Board of Directors of State Street Corporation or its delegate (the “Board”) or authorized officer as in effect from time to time. Although State Street intends to continue to use incentive compensation to reward performance indefinitely, it may amend, modify or terminate its plans and programs at any time; provided, however, that any such amendment, modification or termination shall not (without your prior written consent) materially and adversely impact any incentive compensation award that had already been granted to you, unless State Street expressly reserves the right to do so at the time it makes the award. You will be eligible to be considered for discretionary incentive compensation awards under State Street’s annual incentive compensation plans (each such plan, an “IC Plan”). Awards under the IC Plans are made at the sole discretion of the Board or authorized officer and are based upon company performance, individual performance, risk factors and such other factors as determined by the Board or authorized officer. State Street may adjust the proportion of cash and deferred compensation in each award, the type, form and structure of deferred compensation, as well as the threshold for deferred compensation eligibility at any time. Because of your position, your incentive awards will be subject to applicable clawback and forfeiture conditions and restrictive covenants.

Page 2 of 11 State Street: Confidential Incentive compensation awards are typically made in the first quarter in respect of performance for the prior calendar year. You must be employed on the date an award is approved by the Board in order to receive it. For your 2017 incentive compensation, payable in the first quarter of 2018, you will be eligible for a long-term incentive award (such award, the “2017 LTI”). State Street will use a full-year gross target amount of $3,100,000 to determine the amount of your 2017 LTI. You will also be eligible for an annual incentive award for 2017 (such award, the “2017 AI”). State Street will use a full-year gross target amount of $1,700,000 to determine the amount of your 2017 AI. However, both the 2017 LTI and the 2017 AI are subject to the terms of the preceding paragraphs and of the IC Plan for 2017, including without limitation the discretion of the Board or authorized officer in determining the amount and terms of awards and the requirement that you be employed on the date of approval. The targets described above for your 2017 LTI and 2017 AI represent the approximate amount you can expect to be awarded with respect to the 2017 performance year. However, these are target amounts only and, like all awards under the IC Plan, the amount ultimately awarded to you may vary up or down at the sole discretion of the Board or authorized officer based upon company performance, individual performance, risk factors and such other factors as determined by the Board or its delegate in its discretion. These targets will be used in determining the amount of your 2017 LTI and 2017 AI awards only and will not be used to determine any awards you are considered for under the IC Plan or any other incentive plan for subsequent years. An award of incentive compensation in one year does not guarantee an award in any future year. The variable incentive compensation described above, together with your base salary, constitute the components of your total compensation package under State Street’s total compensation structure. 4. 2016 Bonus Replacement. To compensate you for the expected loss of incentive compensation for 2016 from your now-current employer, State Street will provide you with a special, one-time bonus in the gross value of $2,550,000 (the “2016 Bonus Replacement”) less the gross amount of any 2016 incentive award or awards you receive from, and are permitted to retain by, your current employer following your resignation (the “Deductions from the 2016 Bonus Replacement”). You agree that you will promptly disclose to State Street any payments of a 2016 incentive award that you receive from your current employer and provide State Street with any substantiation that it may reasonably request as to the amount or nature of such payments. Any amounts treated as Deductions from the 2016 Bonus Replacement that your current employer subsequently seeks to clawback or otherwise recoup shall nonetheless be deemed to have been received and retained by you for purposes of the 2016 Bonus Replacement. The 2016 Bonus Replacement shall be payable during the first quarter of 2017, subject to your continued employment. To the extent the full bonus is paid, it shall be paid as follows:  $892,500 in the form of an immediate cash payment (to wit, no later than March 15, 2017).  $663,000 in the form of a deferred stock award (“DSA”), subject to necessary approvals of the award by the Board. The DSA will vest, subject to applicable taxes and withholdings, in equal annual installments over a four-year period, with the first installment (1/4 of the DSA) vesting in February 2018, and with the remaining installments vesting in equal annual installments in each of the three following Februarys; provided, however, that such payments are subject to your acceptance of the then-current applicable approved form of deferred stock award agreement. The DSA will be subject to all terms and conditions set forth in the applicable plan documents and deferred stock award agreement, including without limitation the forfeiture and clawback provisions, and the restrictive covenants, contained therein. The number of shares subject to this award will be determined by dividing the gross value of the award by the closing price of State Street common stock on the New York Stock Exchange on the date the award is approved by the Board.  $994,500 in the form of performance restricted stock units (“PRSUs”), subject to necessary approvals of the award by the Board. The PRSUs will vest, subject to applicable taxes and withholdings, in a single tranche in February 2020 (a 3-year performance period), subject to your acceptance of the then-current applicable approved form of restricted stock unit award agreement with performance criteria and to

Page 3 of 11 State Street: Confidential achievement of the performance criteria specified therein. The PRSUs will be subject to all terms and conditions set forth in the applicable plan documents and restricted stock unit award agreement with performance criteria, including without limitation the forfeiture and clawback provisions, and the restrictive covenants, contained therein. The number of PRSUs subject to this award will be determined by dividing the gross value of the award by the closing price of State Street common stock on the New York Stock Exchange on the date the award is approved by the Board. These amounts will be offset by the Deductions from the 2016 Bonus Replacement, as follows. First, the value of the immediate cash payment shall be reduced dollar for dollar. If the value of the immediate cash payment is fully offset, then the value of the DSA shall be offset by $0.40 and the value of the PRSU shall be offset by $0.60 for each remaining dollar of Deductions from the 2016 Bonus Replacement. 5. Sign-On Bonus. To compensate you for the unvested deferred compensation that you will lose by leaving your current employer to join State Street, you will also receive the following one-time sign-on awards as soon as reasonably practicable following your Start Date, but in no event later than March 15, 2017 subject to your continued employment on the award date:  A cash bonus in the gross amount of $1,200,000 (the “Sign-On Cash”), less all applicable taxes and deductions. You will earn the Sign-On Cash upon the completion of one year of employment with State Street. You agree that if you resign from employment with State Street for any reason within one year of the Start Date, you will repay the entire amount, through deduction from final pay consistent with applicable law or otherwise, within two (2) weeks of the termination date. If State Street terminates your employment involuntarily during the first year under circumstances that do not result in the forfeiture of any DSAs, DVAs or PRSUs, then you will be deemed to have earned the Sign-On Cash as of the termination date and will not be required to repay it.  A deferred stock award (the “Sign-On DSA”) with a gross value at the time of the award of $1,260,000, subject to the necessary approvals of the award by the Board. The Sign-On DSA will vest, subject to applicable taxes and withholdings, in two equal annual installments, with the first installment vesting in February 2018, and the second vesting in February 2019, subject to your acceptance of the then-current applicable approved form of deferred stock award agreement. The Sign-On DSA will be subject to all terms and conditions set forth in the applicable plan documents and deferred stock award agreement, including without limitation the forfeiture and clawback provisions, and the restrictive covenants, contained therein. The number of shares subject to this award will be determined by dividing the gross value of the award by the closing price of State Street common stock on the New York Stock Exchange on the date the award is approved by the Board.  An award of performance restricted stock units (the “Sign-On PRSUs”) with a gross value at the time of the award of $1,200,000, subject to the necessary approvals of the award by the Board. The Sign-On PRSUs will vest, subject to applicable taxes and withholdings, in a single tranche in February 2019 (a 2- year performance period), subject to your acceptance of the then-current applicable approved form of restricted stock unit award agreement with performance criteria and to achievement of the performance criteria specified therein. The Sign-On PRSU will be subject to all terms and conditions set forth in the applicable plan documents and restricted stock unit award agreement with performance criteria, including without limitation the forfeiture and clawback provisions, and the restrictive covenants, contained therein. The number of shares subject to this award will be determined by dividing the gross value of the award by the closing price of State Street common stock on the New York Stock Exchange on the date the award is approved by the Board. You agree that you will provide such reasonable substantiation as State Street may request confirming your loss of unvested deferred compensation. In the event that you do not lose all or part of your unvested deferred compensation as a result of leaving your current employer and becoming employed with State Street, you and State Street agree to renegotiate the Sign-On Bonus in good faith in order to assure that you are compensated only for the unvested deferred compensation that you actually forfeit upon resignation from your current employer.

Page 4 of 11 State Street: Confidential 6. Relocation Assistance. You will be eligible to receive relocation assistance as set forth in, and subject to the conditions of the relocation assistance agreement which will be sent to you under separate cover. Relocation assistance is managed by State Street’s Global Mobility group. 7. Benefits Program Participation. You will be eligible to participate in all benefit programs that State Street makes available to its employees, subject to the eligibility requirements and other terms and conditions contained in the applicable plan and related documents. The current State Street Benefits Overview, which provides information regarding benefit plan options that may be available to you, is enclosed for your review. At the Executive Vice President level, State Street’s benefits program includes certain protections for a period of two years following a covered change of control under State Street’s change of control agreement program. Participation in this program requires the execution of the then-current applicable separate agreement. Visit Fidelity NetBenefits at www.netbenefits.com/statestreet for additional information about State Street’s benefits plan offerings. Although State Street intends to continue to offer valuable employee benefits for its employees indefinitely, it may amend, modify or terminate such programs at any time. 8. Vacation. You will be eligible to earn and take vacation in accordance with State Street’s vacation policies as in effect from time to time. Currently, State Street’s policies allow you to accrue vacation time at the rate of four (4) weeks of vacation per year (without carryover). Vacation currently accrues annually, on a calendar year basis, so you will begin earning vacation at this rate commencing on the Start Date. For more information, please refer to the enclosed State Street Benefits Overview. II. Additional Terms and Conditions. 1. At-Will Employment. Your employment at State Street is at-will. This means that either you or State Street may terminate your employment relationship at any time, for any reason, subject to the notice provision contained in the restrictive covenant agreement in Appendix A. Nothing in this Terms Summary or any of the documents referenced in it obligates State Street to continue your employment for any particular period or level of compensation. Nor does it in any way restrict the right of State Street to terminate the employment relationship at any time, with or without notice or cause. Only the Chief Executive Officer of State Street, upon approval of the Board, may authorize any change to the at-will status of your employment. 2. Conditions to Employment. This offer of employment is subject to your satisfaction of the following conditions:  Background Investigation. You have consented to a background investigation (including credit history, criminal background, education and employment verification). The results of such investigation are satisfactory to State Street. You agree to cooperate with State Street to complete a second background check, consisting solely of the criminal and credit check components of State Street’s normal background check program within 30 days before your actual Start Date.

Page 5 of 11 State Street: Confidential  Restrictive Covenant Agreement. You must sign and return this Terms Summary, and abide by all its terms, including those terms contained in the restrictive covenant agreement in Appendix A.  Additional Employment-Related Agreements and Codes of Conduct. You will also be required to complete State Street’s on-line Standard of Conduct certification and learning assessment following the commencement of employment, as a condition of continued employment. By signing and returning this Terms Summary, you acknowledge and agree that you will comply with the Standard of Conduct (as it may be in effect from time to time) throughout your employment. A copy of this document is enclosed.  Eligibility for Employment. You must also document your eligibility to work in the United States by providing identification and/or employment eligibility documents which satisfy the requirements of U.S. law. You must begin this process by accessing State Street’s electronic verification system at www.newi9.com. The approved list of acceptable documents can be found at that website once you have completed the first section as outlined in the enclosed instructions. State Street will also use an electronic system established by the federal government (E-Verify) to verify your employment eligibility. Further information regarding State Street’s use of E-Verify is posted in the workplace.  Political Donations. In addition, you have provided true and complete answers to a questionnaire regarding certain state and local political contributions made by you and/or your dependents in order to establish your eligibility for employment with State Street. Your responses to this initial questionnaire were satisfactory to State Street. You agree to update State Street concerning political contributions by you and your dependents before and after your Start Date. You further agree that you and your dependents will not make any further political contributions without first consulting with State Street in order to avoid any potential disqualifications.  Representations. You represent and warrant that the information that you have provided to State Street concerning the terms and conditions governing your resignation from your current employer, and the effect of such resignation on your 2016 incentive compensation and previously awarded deferred compensation, is both accurate and complete. You acknowledge that State Street’s offer of employment and the compensation package described above are each conditioned on the accuracy and completeness of such information. III. Miscellaneous. By accepting this offer of employment, you represent and warrant that your accepting employment with and performing services for State Street will not breach or be in conflict with your obligations to any third party and that you are not now subject to any covenant against competition, covenant against solicitation, court order or other agreement or obligation that could affect your performance of duties and obligations to State Street. You further agree that you will not disclose to or use on behalf of State Street any confidential or proprietary information of any third party without that party’s consent. All payments, including without limitation the various bonuses and incentive awards described in this Terms Summary, made to you during your employment shall be reduced by any tax or other amounts legally required to be withheld by State Street and any lawful deductions authorized by you. The provisions of this Terms Summary are intended to be exempt from, or compliant with, Section 409A of the Internal Revenue Code, and shall be construed and interpreted consistently therewith. Notwithstanding the foregoing, State Street shall not have any liability to you or to any other person if any portion of this Terms Summary is not so exempt or compliant. This Terms Summary and the documents referenced in it set forth the entire agreement between you and State Street and replaces all prior and contemporaneous communications, summaries, agreements and understandings, written and oral, with respect to the terms and conditions, including without limitation relating to compensation, of your employment.

Page 6 of 11 State Street: Confidential IV. Acceptance and New Hire Process. In order to make your onboarding process as smooth as possible, you will need to complete new hire tasks within the required timeframes. Failure to complete these steps within the time frames listed may impact your start date. Your related new hire paperwork is attached in the email you received containing this offer.  Offer Letter. Please sign and date one copy of this document and return it by emailing a scanned copy to the contact listed below.  I-9 Authorization Forms. Please follow the instructions provided with the email covering this offer for completing Section 1 of the online Form I-9. After completing Section 1, you will then need to visit one of State Street’s Global Security offices in-person at least 5 days prior to your Start Date in order to complete Section 2 and to present identification and documentation of your right to work in the United States. A list of Global Security offices where you can do this is also provided with the same email. Please note that proper unexpired documentation will be required to complete the Form I-9/Employment Authorization process. A full list of acceptable documents for identification and work authorization purposes will be provided to you when you complete section 1 of the online Form I-9. You will also be fingerprinted when you visit the Global Security office so that we can complete the criminal portion of the background check process. Formalities aside, I am delighted to extend this offer of employment to you on behalf of State Street and hope that you will choose to join our team. STATE STREET BANK AND TRUST COMPANY /s/ Alison Quirk Chief Human Resources and Citizenship Officer By signing and dating below, I represent and agree that: I have read, understand and agree to the terms and conditions of this Terms Summary as set forth above, including without limitation the Restrictive Covenant Agreement at Appendix A. /s/ Eric Aboaf September 22, 2016 ☒Accept Offer ☐Reject Offer: Please provide a brief description for rejecting offer: _________________________________

Page 7 of 11 State Street: Confidential Appendix A Restrictive Covenant Agreement. 1. Confidentiality. You acknowledge that in connection with your employment by State Street, you will learn of, and may create Confidential Information, as defined below. Subject to the section labeled “Certain Limitations”, below, you agree as follows:  All Confidential Information is and shall remain the property of State Street, its Affiliates and/or its or their licensors, suppliers or customers.  You will always preserve as confidential all Confidential Information, and will never use it for your own benefit or for the benefit of others; this includes that you will not use any knowledge of activities or positions in the accounts or cash accounts of State Street, its subsidiaries, or any of their respective clients for your own personal gain or for the gain of others.  You will not disclose, divulge, or communicate Confidential Information to any unauthorized person, business or corporation during or after the termination of your employment with State Street. You will use your best efforts and exercise due diligence to protect, to not disclose and to keep as confidential all Confidential Information.  You will not initiate or facilitate any unauthorized attempts to intercept data in transmission or attempt entry into data systems or files. You will not intentionally affect the integrity of any State Street data or systems through the introduction of unauthorized code or data, or through unauthorized deletion or addition. You will abide by all applicable Corporate Information Security procedures and policies designed to protect State Street’s data.  Upon request and at the termination of your employment, you agree to return to the Company, or if so directed by the Company, to destroy any and all copies of materials in your possession containing Confidential Information. These terms do not apply to any information which (i) is previously known to you without an obligation of confidence, (ii) is publicly disclosed (other than by a violation by you of the terms of this Appendix A) either prior to or subsequent to your receipt of such information, or (iii) is rightfully received by you from a third party without obligation of confidence and other than in relation to your employment with State Street. Your obligations under this Section 1 shall survive the termination of your employment, without regard to the reason for such termination. 2. Assignment and Disclosure. You hereby acknowledge that, by reason of being employed by State Street, to the extent permitted by law, all works, deliverables, products, methodologies and other work product conceived, created and/or reduced to practice by you, individually or jointly with others, during the period of your employment by State Street and relating to the business or demonstrably anticipated business, products, activities, research or development of State Street or any of its Affiliates or resulting from any work performed by you for State Street or any of its Affiliates, including any track record with which you may be associated as an investment manager or fund manager (“Work Product”) that consists of copyrightable subject matter is "work made for hire" as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned, upon creation, exclusively by State Street. To the extent the foregoing does not apply and to the extent permitted by law, you hereby assign and agree to assign, for no additional consideration, all of your rights, title and interest in any Work Product and any intellectual property rights therein to State Street and its Affiliates. You hereby waive in favor of State Street and its Affiliates any and all artist’s or moral rights (including without limitation, all rights of integrity and attribution) you may have pursuant to any state, federal or foreign laws, rules or regulations in respect of any Work Product and all similar rights thereto. You will not pursue any ownership or other interest in such Work Product, including any intellectual property rights. You will promptly disclose, in writing, to State Street all Work Product, whether or not patentable or copyrightable. You agree to reasonably cooperate with State Street (a) to transfer to State Street the Work

Page 8 of 11 State Street: Confidential Product and any intellectual property rights therein, (b) to obtain or perfect such rights, (c) to execute all papers, at State Street’s expense, that State Street shall deem necessary to apply for and obtain domestic and foreign patents, copyright and other registrations, and (d) to protect and enforce State Street's interest in them. These obligations shall continue beyond the period of your employment with respect to Work Product conceived or made by you during the period of your employment. You hereby represent and warrant that you do not possess any pre-existing rights in any inventions or works and will not use any pre-existing rights during your period of employment by State Street. However, in the event that you create any inventions or works that are not assigned to State Street pursuant to the promises above and you subsequently incorporate any such inventions or works into any work that you perform or create for State Street or any of its Affiliates during the period of your employment by State Street, you hereby irrevocably grant to State Street and its Affiliates a royalty-free, fully paid-up, perpetual, transferable, worldwide, non-exclusive license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, offer to sell, sell, import and otherwise distribute such inventions or creative works as part of or in connection with your work product for State Street, and to practice any method related thereto. 3. Non-Disparagement. Subject to the section labeled “Certain Limitations”, below, you agree that, whether during your employment or following the termination thereof, you shall not make any false, disparaging, or derogatory statements to any media outlet (including, but not limited to, Internet-based chat rooms, message boards, social media (such as Facebook), and/or web pages), industry groups, financial institutions, or to any current, former or prospective employees, consultants, clients, or customers of State Street, its Affiliates or any of their respective directors, officers, employees, agents or representatives, or about State Street’s or its Affiliates’ business affairs and/or financial condition. 4. Non-Solicitation. You agree that during your employment and for a period of eighteen months from the date of termination of your employment you will not, without the prior written consent of State Street or the legal entity with whom you are employed:  Solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of State Street or its Affiliates), the employment of, hire or employ, recruit, or in any way assist another in soliciting or recruiting the employment of, or otherwise induce the termination of the employment of, any person who then or within the preceding twelve (12) months was an Officer of State Street or any of its Affiliates (excluding any such officer whose employment was involuntarily terminated); or  Engage in the Solicitation of Business from any Client on behalf of any person or entity other than State Street or its Affiliates. For this purpose, the term “Officer” shall include any person holding a position title of Assistant Vice President or SSGA Principal 4 or higher. Notwithstanding the foregoing, the post-employment period of restriction contained in this Section 4 shall be reduced by the duration of the Notice Period specified below provided during such Notice Period that you fully comply with your obligations under this Section 4 and (ii) under any other non-solicitation or non- competition provision contained in any other agreement between you and State Street or its Affiliates, including any such restrictions that are a condition precedent to the receipt of compensation or benefits under other awards, plans or arrangements of State Street and its Affiliates. 5. Non-Competition. During your employment and for the twelve months following its termination for any reason, you will not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with State Street or any of its Affiliates in any geographic area in which it or they do

Page 9 of 11 State Street: Confidential business, or undertake any planning for any business competitive with the business of State Street or any of its Affiliates. Specifically, but without limiting the foregoing, you agree not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of State Street or any of its Affiliates as conducted or under consideration at any time during your employment and further agree not to work or provide services, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Person who is engaged in any business that is competitive with the business of State Street or any of its Affiliates for which you have provided services, as conducted or in planning during your employment. The foregoing, however, shall not prevent your passive ownership of two percent (2%) or less of the equity securities of any publicly traded company. 6. Notice Period Upon Resignation. In order to permit State Street to safeguard its business interests and goodwill in the event of your resignation from employment for any reason, you agree to give 180 days’ advance notice of your resignation (the “Notice Period”). During the Notice Period, you will cooperate with the State Street in, and provide any requested information to, assist with transitioning your duties, accomplishing business goals, and/or preserving client relationships. In its sole discretion, during the Notice Period, State Street may place you on a partial or complete leave of absence and relieve you of some or all of your duties and responsibilities. In these circumstances, you shall continue to be an employee of State Street, shall continue to receive your regular salary and benefits (although you will not be eligible for any grants of incentive compensation awards or to accrue any vacation) and you will continue to comply with the applicable policies of State Street. You agree that should you fail to provide advance notice of your resignation as required here, State Street shall be entitled to seek injunctive relief restricting you from employment for a period equal to the period for which notice of resignation was required but not provided, in addition to any other remedies available under law. If there are 60 days or fewer remaining in the Notice Period, in its sole discretion State Street may release you from your obligations under this Paragraph 6 and give immediate effect to your resignation; provided that such action shall not affect your other obligations under this Appendix A. Notwithstanding the foregoing, this Paragraph 6 shall not apply in the event you terminate your employment for Good Reason on or prior to the first anniversary of a Change in Control (each as defined in the State Street Corporation 2006 Equity Incentive Plan, as amended or successor plan). 7. Definitions. For the purpose of clarity, the following terms in this Appendix A are defined as follows:  “Affiliates” means any entity controlling, controlled by or under common control with State Street, including State Street Corporation and its direct and indirect subsidiaries and the direct and indirect subsidiaries of State Street.  “Client” means a present or former customer or client of State Street or any of its Affiliates with whom you have had, or with whom individuals supervised by you have had, substantive and recurring personal contact during your employment with State Street or any of its Affiliates. A former customer or client means any such customer or client for which State Street or any of its Affiliates stopped providing all services within twelve months prior to the date your employment with State Street ends.  “Confidential Information” means any and all information of State Street and its Affiliates that is not generally available to the public, and includes any information received by State Street or any of its Affiliates from any third party with the understanding, express or implied, that it would be kept confidential. By way of example, Confidential Information includes but is not limited to all trade secrets, trade knowledge, systems, software, code, data documentation, files, formulas, processes, programs, training aids, printed materials, methods, books, records, client files, policies and procedures, client and prospect lists, employee data and other information relating to the operations of State Street and to its customers, and information concerning any and all discoveries, inventions or improvements thereof made

Page 10 of 11 State Street: Confidential or conceived by you or others for State Street whether or not patented or copyrighted, as well as cash and securities account transactions and position records of clients, regardless of whether such information is formally designated as “confidential.”  “State Street” means State Street Bank and Trust Company.  “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance to induce a Client to: a. transfer the Client’s business from State Street or any of its Affiliates to any other person or entity; b. cease or curtail the Client’s business with State Street or any of its Affiliates; or c. divert a business opportunity from State Street or any of its Affiliates to any other person or entity, which business or business opportunity concerns or relates to the business with which you were actively connected during your employment with State Street or any of its Affiliates. 8. Post-Employment Cooperation. You agree that, following the termination of your employment with State Street and its Affiliates, you will reasonably cooperate with State Street with respect to any matters arising during or related to your employment, including but not limited to any litigation, governmental investigation, or regulatory or other proceeding which may have arisen during your employment. State Street shall reimburse you for any reasonable out-of-pocket and properly documented expenses you incur in connection with such cooperation. 9. Enforcement. You acknowledge and agree that the provisions contained in this Appendix A are necessary to the protection of the Company’s business and good will, and are material and integral to the undertakings of the Company. You further agree that State Street and its Affiliates will be irreparably harmed in the event such provisions are not performed in accordance with their specific terms or are otherwise breached. Accordingly, if you fail to comply with such provisions, State Street or any of its Affiliates shall be entitled to injunctive or other equitable relief or remedy in addition to, and not in lieu of, any other relief or remedy at law to which it or they may be entitled hereunder, without the need to post bond. In addition, State Street or any of its Affiliates shall be entitled to recover its or their reasonable attorneys’ fees and costs incurred in connection with obtaining any relief as a result of your breach of any of your obligations under this Appendix A. 10. Certain Limitations. Nothing in this Appendix A prohibits you from reporting possible violations of federal law or regulation to any governmental agency or regulatory authority or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Moreover, nothing in this Appendix A requires you to notify the Company that you have made any such report or disclosure. You shall not be held criminally or civilly liable under any Federal or State trade secret law if you disclose a State Street trade secret (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, solely for the purposes of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. However, in connection with any such activity, you acknowledge you must take reasonable precautions to ensure that any confidential information that is disclosed to such authority is not made generally available to the public, including by informing such authority of the confidentiality of the same. Despite the foregoing, you also acknowledge that you are not permitted to disclose to any third-party, including any governmental or regulatory authority, any information learned in the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege, attorney work product doctrine, the bank examiner’s privilege, and/or privileges applicable to information covered by the Bank Secrecy Act (31 U.S.C. §§ 5311-5330), including information that would reveal the existence or contemplated filing of a suspicious activity report. State Street does not waive any

Page 11 of 11 State Street: Confidential applicable privileges or the right to continue to protect its privileged attorney-client information, attorney work product, and other privileged information. 11. No Waiver. No delay or waiver by State Street in exercising any rights under this Appendix A shall operate as a waiver of that right or of any other right. Any waiver or consent as to any of the provisions herein provided by State Street must be in writing, is effective only in that instance, and may not be construed as a broader waiver of rights or as a bar to enforcement of the provision(s) at issue on any other occasion. 12. Interpretation of Business Protections. The representations and agreements made by you in this Appendix A shall be construed and interpreted in any judicial or other adjudicatory proceeding to permit their enforcement to the maximum extent permitted by law, and each of the provisions in this Appendix A is severable and independently enforceable without reference to the enforcement of any other provision. If any restriction set forth in this Appendix A is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.